EXHIBIT A

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                        PLANET POLYMER TECHNOLOGIES, INC.








                            STOCK PURCHASE AGREEMENT


















                                                  DATED AS OF NOVEMBER 12, 1998


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                SUBSCRIPTION INSTRUCTIONS - PLEASE READ CAREFULLY

          THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER
            THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE NOT BEEN
        QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE. THE SECURITIES
           CANNOT BE SOLD OR TRANSFERRED WITHOUT SUCH REGISTRATION OR
           QUALIFICATION UNLESS AN EXEMPTION FROM SUCH REGISTRATION OR
                         QUALIFICATION IS THEN AVAILABLE



                        PLANET POLYMER TECHNOLOGIES, INC.

                            STOCK PURCHASE AGREEMENT
                            ------------------------

         STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of November 12, 1998 by and among Planet Polymer Technologies, Inc., a California corporation with headquarters located at 9985 Business Park Avenue, Suite A, San Diego, California 92131 (the "Company") and Agway Holdings Inc., a Delaware corporation ("Buyer").

         WHEREAS:

         A. The Company and Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act");

         B. Buyer wishes to purchase, upon the terms and conditions stated in this Agreement, 1,000,000 newly issued shares (the "Shares") of the Company's common stock (the "Common Stock"), no par value;

         C. Buyer shall receive upon issuance of the Shares a warrant (the "Warrant") to acquire up to 2,000,000 shares of Common Stock (the "Warrant Shares" and, together with the Shares and the Warrant, the "Securities") at the Per Share Price (defined below) during the one-and two-year periods immediately following the closing date of the initial sale of Shares (the "Initial Closing Date"), on the terms described below and as set forth more fully in the form of Warrant attached hereto as Exhibit A; and

         D. The Company will, in connection with the issuance of the Shares and the Warrant Shares and pursuant to the terms of the Registration Rights Agreement substantially in the form



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of Exhibit B attached hereto (the  "Registration  Rights  Agreement"),  grant to
Buyer certain rights to register for resale by Buyer the Shares and the Warrant Shares under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws; and

         E. Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering an agreement relating to the funding by Buyer of an evaluation of the feasibility of the Company's polymer coating technology (the "Feasibility Agreement") and a license agreement (the "License Agreement" and, together with the Feasibility Agreement and the Registration Rights Agreement, the "Ancillary Agreements") pursuant to which Buyer will obtain an exclusive worldwide license to distribute all current and future products that utilize the Company's polymer coating technology for agricultural and food- related purposes;

         NOW THEREFORE, the Company and Buyer hereby agree as follows:

         1.       PURCHASE AND SALE OF SHARES.

                  a. PURCHASE OF SHARES. At the Initial Closing (defined below), the Company shall issue and sell to Buyer, and Buyer shall purchase from the Company, the Shares. The per share purchase price (the "Per Share Price") of the Shares shall be $1.00. The total purchase price (the "Purchase Price") for Buyer's Shares shall be $1,000,000 (i.e., the number of Shares to be purchased by Buyer multiplied by the Per Share Price). The Shares shall be sold at the Initial Closing as hereinafter provided.

                  b. CLOSING. The initial closing (the "Initial Closing") of the issuance and sale of the Shares shall occur on a date that is within three (3) business days of the satisfaction (or waiver) of all conditions to closing set forth in Sections 8 and 9 hereof (but in no event shall the Initial Closing occur later than January 31, 1999). The date of the occurrence of the Initial Closing shall be referred to herein as the "Initial Closing Date."

                  c. FORM OF PAYMENT. Buyer shall pay the Purchase Price by wire transfer of immediately available United States Dollars on the Initial Closing Date to:

                  Bank:                     Citibank New York
                                            111 Wall Street, New York, NY 10005
                  ABA:                      021000089
                  FBO:                      Morgan Stanley Dean Witter
                  Beneficiary Account:      40611172
                  For Further CR to:        212-032582-001
                  Account Name:             Planet Polymer Technologies, Inc.
                  TIN:                      33-0502606
                  Account Broker:           KD Shanley #001
                  Branch Address:           Morgan Stanley Dean Witter
                                            1131 Monterey St., San Luis Obispo,
                                            CA 93401



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 (ABA# 021000089, Attention                        . At the Initial Closing, the
                             --------------------
Company shall deliver one or more stock certificates, duly executed on behalf of the Company, representing the Shares (the "Stock Certificates"), together with the Warrants described below.

                  d. WARRANT ISSUANCES. At the Initial Closing, the Company will issue to Buyer a Warrant duly executed on behalf of the Company, substantially in the form of Exhibit A attached hereto, to acquire the Warrant Shares at an exercise price per Warrant Share equal to the per share price for the Shares (subject to adjustment in the manner set forth in the Warrant), which Warrant may be exercised as follows: (i) during the twelve (12) month period commencing on the Initial Closing Date and ending on the date which is twelve (12) months after the Initial Closing Date (the "First Warrant Period"), Buyer shall be entitled to purchase up to the full amount of the Warrant Shares (i.e., 2,000,000 shares) at the Per Share Price; and (ii) during the period commencing twelve (12) months after the Initial Closing Date and ending twenty-four (24) months after the Initial Closing Date (the "Second Warrant Period"), and provided that Buyer acquired at least 1,000,000 of the Warrant Shares during the First Warrant Period, Buyer shall be entitled to purchase all Warrant Shares not purchased during the First Warrant Period.

         2.       REPRESENTATIONS AND WARRANTIES OF THE BUYER.

         Buyer represents and warrants to the Company as of the date hereof and as of the date of the Initial Closing that:

                  a. INVESTMENT PURPOSE. Buyer is purchasing the Shares and the Warrants and will acquire the Warrant Shares for its own account for investment only and not with a view towards, or for resale in connection with, the distribution thereof except pursuant to sales registered under the 1933 Act or exempt from the registration requirements thereof. Buyer is not purchasing the Shares, the Warrants or the Warrant Shares for the purpose of covering short sale positions in the Common Stock established on or prior to the date of the Initial Closing.

                  b. ACCREDITED INVESTOR STATUS. Buyer hereby represents and warrants to the Company as follows:

                           (i) Buyer is an  "Accredited  Investor," as such term
                  is defined in Regulation D under the 1933 Act in that the undersigned is a corporation having total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the Securities (as defined below) .

                           (ii) Buyer is in a financial position to hold the Securities for an indefinite period of time, is able to bear the economic risk of an investment in the Securities and can withstand a complete loss of the Buyer's investment in the Securities.




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                           (iii)  Buyer  either  alone  or  together   with  the
                  assistance of its own professional advisor or advisors, has the knowledge and experience in business and financial matters to read and interpret financial statements of and concerning the Company and to evaluate the merits and risks of an investment in the Securities.

                  c. RELIANCE ON EXEMPTIONS. Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of Buyer to acquire the Securities.

                  d. INFORMATION. Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by Buyer. Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received answers to such inquiries. Buyer understands that its investment in Securities involves a high degree of risk. Buyer nevertheless believes that an investment in the Securities is suitable for Buyer based upon Buyer's investment objectives and financial needs. Buyer has adequate means for providing for its current financial needs and contingencies and has no need for liquidity of its investment in the Securities. Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

                  e. NO GOVERNMENTAL REVIEW. Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

                  f. TRANSFER OR RESALE. Buyer understands that (i) except as contemplated in the Registration Rights Agreement, the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (a) subsequently registered thereunder, (b) Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (c) Buyer shall provide the Company with reasonable assurances that the Securities can be sold pursuant to Rule 144 under the 1933 Act (or a successor rule thereto); (ii) any sale of such securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said



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         Rule and further,  if said Rule is not  applicable,  any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such securities (other than pursuant to the Registration Rights Agreement) under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

                  g. LEGENDS. Buyer understands that subject to the removal provisions set forth below, the certificates representing the
         Securities shall bear a restrictive legend in substantially the following form (and, subject to Section 6 hereof and only so long as the Securities have the legend set forth below in accordance with this paragraph, a stop-transfer order may be placed against transfer of such Securities certificates):

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. ANY SUCH OFFER, SALE, ASSIGNMENT OR TRANSFER MUST ALSO COMPLY WITH APPLICABLE STATE SECURITIES LAWS. THE HOLDER OF THE SECURITIES MAY ALSO BE SUBJECT TO RESTRICTIONS UNDER A STOCK PURCHASE AGREEMENT BETWEEN THE ISSUER AND AGWAY HOLDINGS INC., DATED AS OF NOVEMBER 12, 1998.


         The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Securities upon which such legend is stamped, unless otherwise required by state securities laws (1)(a) in the case of any Shares or Warrant Shares, upon the sale of such Shares or Warrant Shares pursuant to an effective registration statement under the 1933 Act in connection with the Registration Rights Agreement, (b) in connection with any other sale, assignment or transfer transaction, such holder provides the Company with an opinion of counsel, in form, substance, scope and as, to the counsel delivering such opinion, reasonably acceptable to the Company, to the effect that the sale, assignment or other transfer of the Securities may be made without registration under the 1933 Act, or (c) such holder provides the Company with reasonable assurances that the Securities can be sold pursuant to Rule 144 under the 1933 Act (or a successor rule thereto); and (2) if the limits imposed by this Agreement do not apply to the Securities being sold. Such Buyer agrees to sell the Securities, including those represented by certificate(s) from which the legend has been removed, only in compliance with all applicable securities laws.

                  h. AUTHORIZATION; ENFORCEMENT. This Agreement has been duly and validly authorized, executed and delivered by Buyer and (assuming due execution and delivery by the Company) is a valid and binding agreement of Buyer enforceable against Buyer in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally.

                  i. RESIDENCY. Buyer is a resident of that country and state specified in its address set forth below.

         3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         Except as set forth on a Schedule of Exceptions  provided to Buyer five
(5) days prior to the execution of this Agreement, the Company represents and warrants to Buyer as of the date hereof and as of the Initial Closing that:

                  a. ORGANIZATION AND QUALIFICATION. The Company and its subsidiaries are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power to own their properties and to carry on their business as now being conducted and presently proposed to be conducted. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified would not have a Material Adverse Effect. "Material Adverse Effect" means any material adverse effect on the business, operations, properties, prospects, condition (financial or otherwise) or results of operation of the Company and its subsidiaries taken as a whole.

                  b.   AUTHORIZATION;   ENFORCEMENT;   COMPLIANCE   WITH   OTHER
         INSTRUMENTS. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement and the Ancillary Agreements, and to issue the Securities in accordance with the terms hereof and thereof; (ii) the execution and delivery of this Agreement and the Ancillary Agreements by the Company and the consummation by it of the transactions contemplated hereby and thereby, including the issuance of the Securities, have been duly authorized by the Company's Board of Directors and, except as required by the rules of the NASDAQ SmallCap Market System, no further consent or corporate authorization is required therefor; (iii) this Agreement and the Ancillary Agreements have been duly



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         executed and delivered by the Company;  and (iv) this Agreement and the
         Ancillary Agreements (assuming due execution and delivery by the other parties thereto) constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by
         applicable   bankruptcy,   insolvency,   reorganization,    moratorium,
         liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies or by other equitable principles of general application or by the public policy provisions of federal securities laws.

                  c. CAPITALIZATION. As of the date hereof, the authorized capital stock of the Company consists of (i) twenty million (20,000,000) shares of Common Stock of which, as of November 10, 1998, five million three hundred thirty-two thousand four hundred ninety one (5,332,491) shares were issued and outstanding, and (ii) seven hundred fifty thousand (750,000) shares of Series A Convertible Preferred Stock, no par value, of which, as of November 10, 1998, five hundred thousand(500,000) shares were issued and outstanding and since that date, there have been no material changes to such number. All of such outstanding shares have been validly issued and are fully paid and nonassessable. No shares of Common Stock or preferred stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. Except as disclosed in the Schedule of Exceptions, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, and (ii) there are no outstanding debt securities of the Company. The Company has furnished the Buyer with true and correct copies of the Company's Articles of Incorporation, as amended, as in effect on the date hereof ("Articles of Incorporation"), and the Company's By-laws, as in effect on the date hereof (the "Bylaws").

                  d. ISSUANCE OF SECURITIES. The Securities have been duly authorized and, upon issuance in accordance with the terms hereof and thereof, shall be validly issued, fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issue thereof.

                  e. NO CONFLICTS. The execution, delivery and performance of this Agreement and the Ancillary Agreements by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Certificate of Incorporation or Bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or



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         any of its  subsidiaries  or by  which  any  property  or  asset of the
         Company or any of its subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Neither the Company nor its subsidiaries is in violation of any term of or in default under its Articles of Incorporation or Bylaws or, in any material respect, any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its subsidiaries. The business of the Company and its subsidiaries is not being conducted in violation of any law, ordinance, regulation or rule of any governmental entity, except for possible violations which either singly or in the aggregate do not and will not have a Material Adverse Effect. Except as required under the 1933 Act, any applicable state securities laws, or the rules of the NASDAQ SmallCap Market System the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with any court or governmental agency or third party in order for it to
         execute,   deliver  or  perform  any  of  its   obligations   under  or
         contemplated  by  this  Agreement  and  the  Ancillary   Agreements  in
         accordance with the terms hereof.

                  f. SEC DOCUMENTS, FINANCIAL STATEMENTS. Since August 2, 1995, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to
         Section 13, 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), including all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein (other than exhibits to incorporated documents). The Buyer has been provided with true and complete copies of all reports on Forms 10-KSB, 10-QSB and 8-K and proxy statements (or their equivalents under the rules of the SEC applicable to small business issuers) filed by the Company with the SEC since December 31, 1997 (such reports, including the financial statements and related schedules being referred to hereinafter as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). None of the information provided by the Company or its representatives to Buyer contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they were made, not misleading. Prior to the date hereof, the Company has corrected all statements in the SEC Documents which have required correction and has filed all necessary amendments to the SEC Documents, in each case as required by applicable law.

                  g. ABSENCE OF CERTAIN CHANGES. Since December 31, 1997, except as disclosed in the SEC Documents, there has been no material adverse change and no material adverse development in the business, properties, operations, prospects, condition (financial or otherwise), or results of operations of the Company. Since December 31, 1997, except as disclosed in the SEC Documents, neither the Company nor any of its subsidiaries has (i) incurred or become subject to any material liabilities (absolute or continent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made  any  payment  or  distribution  of  cash  or  other  property  to stockholders with respect to its capital stock, or purchased or redeemed, or made agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business consistent with past practices; (v) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any changes in employee compensation except in the ordinary course of business consisted with past practices; or (vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge that its creditors intend to initiate involuntary bankruptcy proceedings against the Company.

                  h. ABSENCE OF LITIGATION. Except as expressly set forth in its SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, overtly threatened against or affecting the Company, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement, the Ancillary Agreements or any of the other agreements contemplated herein. There are no material outstanding orders, judgments, injunctions, awards or decrees of any court, public board or body against the Company or any of its subsidiaries.

                  i. PURPOSE OF INVESTMENT. The Company recognizes that Buyer's investment in the Company is being made, and shall use the proceeds therefrom, in order to provide financing for the Company's ongoing operations and especially for the funding of research and development, feasibility funding projects and for project and licensing arrangements; costs of patent prosecution; and working capital and general corporate purposes, including the possible acquisitions of rights in new technologies in the Company's ordinary course of business.

                  j. ACKNOWLEDGMENT REGARDING BUYER'S PURCHASE OF THE SHARES. The Company acknowledges and agrees that Buyer is acting solely in the capacity of an arm's length purchaser with respect to this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby. The Company further acknowledges that Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby and any advice given by Buyer or any of its representatives or agents in connection with this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby is merely incidental to Buyer's purchase of the Securities. The Company further represents to Buyer that the Company's decision to enter into this Agreement and the Ancillary Agreements has been based solely on the independent evaluation by the Company and its representatives.

                  k. NO UNDISCLOSED EVENTS OR CIRCUMSTANCES. No material event or circumstances has occurred or exists with respect to the Company or its subsidiaries or their respective business, properties, prospects, operations or financial condition which has not been publicly announced or disclosed.

                  l. NO GENERAL SOLICITATION. Neither the Company, any of its affiliates, nor, to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act), in connection with the offer or sale of the Securities.

                  m. NO REGISTRATION REQUIRED. Except as provided herein, neither the Company, nor to its knowledge, any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any securities or solicited any offers to buy any security, under circumstances that would require registration of the Securities under the 1933 Act.

                  n. EMPLOYEE RELATIONS. Neither the Company nor any of its subsidiaries is involved in any union labor dispute nor, to the knowledge of the Company, is any such dispute threatened. None of the Company's or its subsidiaries' employees is a member of a union and the Company believes that its relations with its employees for the most part are good.

                  o.   INTELLECTUAL   PROPERTY  RIGHTS.   The  Company  and  its
         subsidiaries own, have obtained or possess rights to use the trademarks, trade names, service marks, service mark registrations, patents, copyrights, licenses, approvals, governmental authorizations, trade secrets and other rights necessary to conduct their respective businesses as now conducted, the Company does not have any knowledge of any material infringement by the Company or its subsidiaries of any trademark, trade name rights, patent rights, copyrights, licenses, service marks, service mark registrations, trade secrets or other similar rights of others and there is no claim being made against the Company or its subsidiaries regarding trademark, trade name, patent, copyright, license, service marks, service mark registrations, trade secret or other infringement which could have a Material Adverse Effect. The Company and its subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, whether currently owned or acquired in the future, and the Company has entered into agreements with all current officers and employees, and will enter into agreements with all future officers and employees, which provide or will provide that all legal rights concerning newly developed technologies by such officers or employees shall be the sole property of the Company.

                  p. DILUTIVE EFFECT. The Company understands and acknowledges the potentially dilutive effect to the Common Stock of the issuance of the Securities.

         4.       COVENANTS.

                  a. BEST EFFORTS. Each party shall use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary to consummate the transactions contemplated hereby, including without limitation, timely satisfaction of the conditions set forth in Sections 8 and 9 of this Agreement.

                  b. FORM D. The Company agrees to file a Form D with respect to the Shares and Warrants as required under Regulation D and to provide a copy thereof to Buyer promptly after such filing.

                  c. REPORTING STATUS. Until the date on which Buyer has sold all the Shares and Warrant Shares held by it, the Company shall use its best efforts to file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not voluntarily terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination.

                  d. USE OF PROCEEDS. The Company will use the proceeds from the sale of the Securities to provide financing for the Company's ongoing operations and principally for the funding of research and development, feasibility funding projects and for project and licensing arrangements; costs of patent prosecution; and working capital and general corporate purposes, including the possible acquisitions of rights in new technologies in the Company's ordinary course of business.

                  e.       FINANCIAL INFORMATION.

                           (i) The  Company  will  deliver  to  Buyer as soon as
                  practicable after the end of each fiscal quarter or fiscal year of the Company, as appropriate, and in no event later than twenty (20) days following the end of the relevant period, one copy of an unaudited consolidated balance sheet of the Company and its subsidiaries as at the end of such quarter, and unaudited consolidated statements of income, retained earnings and changes in financial position of the Company and its subsidiaries for such quarter; setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year; all prepared in accordance with GAAP except that the financial statements referred to in this Section 4(e)(i) do not contain footnotes and are subject to normal year-end audit adjustments, which will not, individually or in the aggregate, be material in magnitude.

                           (ii) In  addition,  the Company will deliver to Buyer
                  (x) no later than forty (40) days after the end of the relevant period, any and all information necessary for the Buyer to fulfill its reporting obligations with the SEC; (y) within five (5) days after the filing thereof with the SEC, a copy of each filing made by the Company with the SEC; and (z) within two (2) days after release thereof, copies of all press releases issued by the Company or any of its subsidiaries.

                           (iii) With respect to annual information, the Company
                  will deliver to Buyer, no later than sixty (60) days after year end, one copy of an audited consolidated balance sheet of the Company and its subsidiaries as at the end of such year, and audited consolidated statements of income, retained earnings and changes in financial position of the Company and its subsidiaries for such year; setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year; all prepared in accordance with GAAP, and which audited financial statements shall be accompanied by (A) an opinion thereon of the independent certified public accountants regularly retained by the Company, or any other form of independent certified public accountants of recognized national standing selected by the Company and (B) a report of such independent certified public accountants confirming any calculation or adjustment made pursuant to Section 5 herein, Section 6 of the Form of Warrant attached hereto as Exhibit A, and any other adjustments relating to securities authorized by the Company during such year.

                  f. RESERVATION OF SHARES. The Company shall at all times have authorized and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the issuance of the Warrant Shares and any other shares of Common Stock issuable upon the conversion, exercise or exchange of the Company's outstanding securities.

                  g. LISTING. The Company shall use its best efforts to promptly secure the listing of the Shares and the Warrant Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are now or may in the future be listed or quoted, including without limitation the NASDAQ SmallCap Market System (collectively, the "Exchange") (subject to official notice of issuance) and shall use its best efforts to maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Warrant Shares from time to time issuable under the terms of this Agreement and the Warrant. During the Registration Period, the Company shall use its best efforts to maintain the Common Stock's authorization for listing on the Exchange. The Company shall promptly provide to Buyer copies of any notices it receives from the Exchange regarding the continued eligibility of the Common Stock for listing on the relevant Exchange.

         5.       RIGHTS OF FIRST REFUSAL

                  a. SUBSEQUENT OFFERINGS. Buyer shall have a right of first refusal to purchase its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 5(e) hereof. Buyer's pro rata share is equal to the ratio of (a) the number of shares of the Company's Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares) which Buyer is deemed to be a holder immediately prior to the issuance of such Equity Securities to (b) the total number of shares of the Company's outstanding Common Stock
         (including all shares of Common Stock issued or issuable upon conversion of the Warrant Shares or upon the exercise of any outstanding warrants or options) immediately prior to the issuance of the Equity Securities. The term "Equity Securities" shall mean (i) any Common Stock, Preferred Stock or other security of the Company, (ii) any security convertible, with or without consideration, into any Common Stock, Preferred Stock or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security or (iv) any such warrant or right.

                  b. EXERCISE OF RIGHTS. If the company proposes to issue any Equity Securities, it shall give Buyer written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Buyer shall have twenty (20) days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased.

                  c. ISSUANCE OF EQUITY SECURITIES TO OTHER PERSONS. If Buyer fails to exercise in full the rights of first refusal, the Company shall have ninety (90) days thereafter to sell the Equity Securities in respect of which the Buyer's rights were not exercised, at a price and upon general terms and conditions materially no more favorable to the purchasers thereof than specified in the Company's notice to the Buyer pursuant to Section 5(b) hereof. If the company has not sold such Equity Securities within ninety (90) days of the notice provided pursuant to Section 5(b), the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Buyer in the manner provided above.

                  d. WAIVER OF RIGHTS OF FIRST REFUSAL. The rights of first refusal established by this Section 5 may be amended, or any provision waived with the written consent of Buyer.

                  e.   EXCLUDED   SECURITIES.   The  rights  of  first   refusal
         established by this Section 5 shall have no application to any of the following Equity Securities:

                           (i) up to an  aggregate  amount of 500,000  shares of
                  Common Stock issued pursuant to stock options under the Company's 1995 Stock Option Plan;

                           (ii) shares of Common  Stock issued upon the exercise
                  or conversion, as the case may be, or the dividend or antidilution provisions thereof, if any, of options, warrants, preferred stock, convertible securities or other rights to purchase Common Stock which options, warrants, preferred stock, convertible securities or other rights are issued and outstanding on the date hereof;

                           (iii) shares of Common  Stock issued  pursuant to any
                  rights or agreements granted after the date of this Agreement; provided that the rights of first refusal established by this
                  Section 5 did apply with respect to the initial sale or grant by the Company of such rights or agreements;

                           (iv) any Equity  Securities  issued for consideration
                  other  than  cash   pursuant   to  a  merger,   consolidation,
                  acquisition or similar business combination;

                           (v) shares of Common Stock issued in connection  with
                  any Common Stock split or Common Stock dividend by the Company.

         6.       TRANSFER AGENT INSTRUCTIONS.

         The Company shall instruct its transfer agent to issue certificates, registered in the name of the Buyer or its nominee, for the Shares and Warrant Shares in such amounts as specified from time to time by the Buyer to the Company. All such certificates shall bear the restrictive legend specified in
Section 2(g) of this Agreement but only to the extent provided in such Section. The Company shall provide instructions and opinions of counsel to its transfer agent in accordance with the Registration Rights Agreement. The Company warrants and covenants that no instruction other than such instructions referred to in this
Section 6, and stop transfer instructions to give effect to Section 2(f) hereof, in the case of the Shares or Warrants, will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Warrants. Nothing in this Section 6 shall affect in any way Buyer's obligations and agreement to comply with all applicable securities laws upon the sale, assignment or other transfer of the Securities. If Buyer provides the Company with an opinion of counsel, reasonably satisfactory in form, scope, substance and as to the counsel delivering such opinion to the Company, that registration of the sale, assignment or other transfer by Buyer of any of the Securities is not required under the 1933 Act, the Company shall permit the transfer, and promptly instruct its transfer agent to issue one or more certificates in such name and in such denominations as specified by Buyer.

         7.       STANDSTILL AND NO-SALE.

         From the period  beginning on the Initial  Closing until the earlier of
(i) thirty (30) months after the Initial Closing, or (ii) the cessation of all business activity between the Company and the Buyer (the "Standstill Period"):

                  a. STANDSTILL PROVISION. Buyer will not, nor will it permit any of its affiliates (including parents, subsidiaries or other related entities) to, in any manner, singly or as part of a partnership, limited partnership, syndicate or other "Group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act")), directly or indirectly, acquire, or offer or agree to acquire, record ownership or beneficial ownership of any shares of capital stock of the Company, any securities convertible into or exchangeable for capital stock of the Company or any other right to acquire capital stock of the Company, without the prior written consent of the Company to the extent such acquisition, offer or agreement would result in the Buyer owning more than forty-five percent (45%) of the Common Stock outstanding at the time of such acquisition, offer or agreement; provided, however, that this clause shall not apply to (i) increases in percentage ownership due to the buy-back of Common Stock by the Company; (ii) Common Stock purchases precipitated by an unaffiliated third party attempt to acquire control of the Company; or
         (iii) other Company securities purchased with the consent of the Company.

                  b. AGREEMENT NOT TO SELL. During the twelve (12) month period following the execution of this Agreement, Buyer will not, nor will it permit any of its corporate affiliates (including parents, subsidiaries or other related entities) to, directly or indirectly sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of any of the Shares or Warrant Shares or other securities of the Company. In any twelve (12) month period, beginning with the anniversary of this Agreement and each anniversary thereafter, Buyer will not, nor will it permit any of its corporate affiliates (including parents, subsidiaries or other related entities) to, directly or indirectly sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of any of the Shares or Warrant Shares or other securities of the Company in excess of one-third of such Shares, Warrant Shares or other securities held by the Buyer on the first day of the relevant twelve (12) month period without the prior written consent of the Company. Notwithstanding the foregoing in the event the business activity between the Company and the Buyer is terminated other than pursuant to a breach by or the insolvency of the Company then, following such termination, Buyer may sell the Shares or the Warrant Shares in accordance with the volume and other limitations under applicable securities laws. Buyer will notify the Company prior to any such sale and work with the Company to effect such sales in an orderly manner. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the securities held by Buyer and its affiliates that are subject to the foregoing restriction until the end of such period.

         8.       CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL

         The obligation of the Company hereunder to sell the Shares and the Warrants is subject to the satisfaction, at or before the date of the Initial Closing, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

                  a. The parties shall have executed this Agreement and the Ancillary Agreements, and delivered the same to each other.

                  b. The shareholders of the Company shall have approved the issuance of Shares contemplated hereunder in accordance with applicable rules of the NASDAQ SmallCap Market System;

                  c. Pursuant to Section 1(d) of this Agreement, Buyer shall have delivered to Company the Purchase Price for all Shares being purchased by Buyer by certified check or wire transfer of immediately available funds.

                  d. The representations and warranties of Buyer contained herein shall be true and correct in all material respects as of the date when made and as of the date of the Initial Closing as though made at that time (except for representations and warranties that speak as of a specific date), and Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Buyer at or prior to the date of the Initial Closing.

         9.       CONDITIONS TO BUYER'S OBLIGATION TO PURCHASE

         The obligation of Buyer to purchase the Shares and the Warrants at the Initial Closing is subject to the satisfaction, at or before the Initial Closing Date of each of the following conditions, provided that these conditions are for Buyer's sole benefit and may be waived by Buyer at any time in its sole discretion.

                  a. The parties shall have executed this Agreement and the Ancillary Agreements, and delivered the same to the other parties.

                  b. From the date hereof, until the date of the Initial Closing, the Common Stock shall be authorized for quotation on the Exchange and trading in the Common Stock on the Exchange shall not have been suspended by the SEC or the Exchange and trading in securities generally on the Exchange shall have not been suspended or limited nor shall minimum prices have been established for securities traded on the Exchange nor shall a banking moratorium have been declared nor shall there be any material adverse change in any financial market that in the reasonable judgment of the Buyer makes it impracticable or inadvisable to purchase the Shares and the Warrants.

                  c. The shareholders of the Company shall have approved the issuance of the Shares, the Warrant, and the Warrant Shares contemplated hereunder, and such approval shall have been obtained in accordance with applicable rules of the NASDAQ SmallCap Market System as if such rules required approval of such issuance(s), regardless of whether approval thereunder is, in fact, required, and such shareholder approval shall have occurred following the filing of the form 10-QSB for the period ended September 30, 1998.

                  d. The Company shall have entered into an employment agreement (the "Employment Agreement") with Robert Petcavich in the form attached as Exhibit 9(d).

                  e. The Company shall have provided to the Buyer any changes to the Schedule of Exceptions delivered in accordance with Section 3 within five (5) days prior to the Initial Closing Date.

                  f. The representations and warranties of the Company contained herein and not qualified by a materiality standard shall be true and correct in all respects as of the date when made, and shall be true and correct in all material respects as of the date of the Initial Closing, as though made at that time (except for representations and warranties that speak as of a specific date); the representations and warranties of the Company contained herein and qualified by a materiality standard shall be true and correct in all respects as of the date when made and as of the date of the Initial Closing, as though made at that time (except for representations and warranties that speak as of a specific date); and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the date of the Initial Closing, as applicable. Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the date of the Initial Closing to the foregoing effect. Changes to the Schedule of Exceptions to be delivered in accordance with Section 9(e) will not qualify the representations and warranties made upon execution of this Agreement or at the date of the Initial Closing; provided, however, that in the event that Buyer determines to proceed with the Initial Closing following the receipt of an updated Schedule of Exceptions, then these representations and warranties will be so qualified.

                  g. Buyer shall have received the opinion of the Company's counsel dated as of the date of the Initial Closing in substantially the form attached hereto as Exhibit 9(e).

                  h. The Company shall have executed and delivered to Buyer the Stock Certificate(s) for the Shares being purchased by Buyer and the Certificates representing the Warrants.

                  i. No action, suit, investigation or proceeding before or by any governmental authority shall have been commenced or threatened against the Company or any of the officers, directors or affiliates of the Company, which seeks to restrain, prevent or change the transactions contemplated by this Agreement or the Registration Rights Agreement or which seeks damages in connection with such transactions.

         10.      GOVERNING LAW; MISCELLANEOUS.

                  a. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with, the laws of the State of New York without regard to the principles of conflict of laws.

                  b. COUNTERPARTS. This Agreement may be executed in two or more identical counterparts, including, without limitation, by facsimile transmission (with copies sent by United States mail to the other parties), all of which counterparts shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event any signature page is delivered by facsimile transmission, the party using such means of delivery shall cause four (4) additional original executed signature pages to be physically delivered to the other party within five (5) days of the execution and delivery hereof.

                  c.   HEADINGS.   The  headings  of  this   Agreement  are  for
         convenience of reference and shall not form part of, or affect the interpretations of, this Agreement.

                  d. SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement.

                  e. ENTIRE AGREEMENT; AMENDMENTS. This Agreement (together with the Schedules and Exhibits hereto), the Ancillary Agreements, the Warrant and the other agreements and instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

                  f. NOTICES. Any notices required or permitted to be given under the terms of this Agreement shall be sent by mail or delivered personally, by courier or by facsimile (with a copy by U.S. mail) and shall be effective five days after being placed in the mail, if mailed, certified or registered, return receipt requested, or upon receipt, if delivered personally or by courier or by facsimile (with a copy by U.S.
         mail), in each case properly addressed to the party to receive the same. The addresses for such communications shall be:

                  If to the Company:

                           9985 Business Park Avenue
                           Suite A
                           San Diego, California 92131
                           Telephone:  619-549-5130
                           Facsimile:   619-549-5133
                           Attention:    Robert Petcavich, Ph.D.

                  With Copy to:

                           Lance W. Bridges, Esq.
                           Cooley Godward, LLP
                           4365 Executive Drive
                           Suite 1100
                           San Diego, CA 92121-2128

                  If to the Buyer:

                           Agway Holdings Inc.
                           P.O. Box 4933
                           Syracuse, NY  13221-4933
                           Telephone: 315-449-6568
                           Facsimile:  315-449-7451
                           Attention:  Peter J. O'Neill, V.P.

                  With a copy to: David M. Hayes, Esq., General Counsel

                  Each party hereto shall provide notice to the other party of any change in address.

                  g. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent the Buyer. Buyer may assign its rights hereunder without the consent of the Company, provided, however, that any assignment of Buyer's obligations under the Ancillary Agreements may be made only in accordance with the terms thereof.

                  h. NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                  i. SURVIVAL. All representations and warranties made by the Company and the Buyer in this Agreement (including the Schedules and Exhibits hereto), the Ancillary Agreements, the Warrant or otherwise pursuant hereto shall survive the issuance of the Shares and the Warrants to the Buyer for a period of two (2) years following such issuance. Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

                  j. PUBLICITY. The Company and Buyer shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby that identifies the Buyer; provided, however, that the Company shall be entitled without the prior approval of Buyer, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations (although the Buyer shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

                  k. FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purpose of this Agreement and the consummation of the transactions contemplated hereby.

                  l. TERMINATION. In the event that (i) approval by the Company's shareholders of the acquisition by Agway of the Shares, the Warrant, and the Warrant Shares, and the other transactions contemplated hereby (including without limitation the transactions contemplated by the Ancillary Agreements) is not obtained at a special meeting of the Company's shareholders called for that purpose, or (ii) the Initial Closing shall not have occurred on or before January 31, 1999 (or such other date as the parties shall mutually agree), this Agreement and, at the option of Buyer in its sole discretion, the Ancillary Agreements, shall terminate at the close of business on such date without liability of any party to any other party; provided, however, that Agway shall be entitled to a return of all amounts paid by it or its subsidiaries to the Company under the Ancillary Agreements if so terminated; and provided further, that in the event the Initial Closing has not occurred due to a material breach of a representation or warranty by a party, the other party shall be entitled to receive from such breaching party the out-of-pocket expenses (including legal fees) incurred by the non-breaching party in connection with this Agreement. Subject to the assignment or transfer of rights set forth herein with respect to the Agreement and the Securities, and subject to the Company's obligations to comply with the Agreement prior to any sale, the obligations of the Company and the Buyer (or any permitted assignees of Buyer) under this Agreement shall otherwise terminate upon the sale or other transfer by Buyer (or any permitted assignees of Buyer) of all Shares and Warrants acquired by Buyer hereunder and all and Warrant Shares acquired by Buyer (or any permitted assignees of Buyer) upon exercise of the Warrants.

                  m. INDEMNIFICATION. The Company agrees to indemnify, defend and hold harmless the Buyer and its affiliates and their respective directors, officers, employees and agents from and against any and all losses, claims, damages, fees, fines and expenses (including without limitation reasonable attorneys' fees) due to or arising out of a breach of any representation or warranty or covenant of the Company contained in this Agreement (including the Schedules and Exhibits hereto) and in the other agreements and instruments referenced herein.

                  n. NO WAIVER. Notwithstanding any of the representations, warranties, acknowledgments or agreements made herein by the undersigned, the Buyer does not thereby or in any manner waive any rights granted to him or it under U.S. Federal or state securities laws.


Dated:  November 12, 1998:



AGWAY HOLDINGS INC.

BY:      /s/ Dennis J. LaHood
         ----------------------------------

  its:       VP
         ----------------------------------

PLANET POLYMER TECHNOLOGIES, INC.

BY:      /s/  Robert J. Petcavich
         ---------------------------------
  its:
         ---------------------------------